Exhibit 99.1

INTEREP NATIONAL RADIO SALES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30, 2004
	As Reported	Adjustment	Restated
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,023	$—	$15,023
Receivables, less allowance for doubtful accounts of $754 and $808, respectively	21,685	—	21,685
Representation contract buyouts receivable	400	—	400
Current portion of deferred representation contract costs	13,866	—	13,866
Prepaid expenses and other current assets	1,205	—	1,205

Total current assets	52,179	—	52,179

Fixed assets, net	3,705	—	3,705
Deferred representation contract costs	35,865	—	35,865
Representation contract buyouts receivable	646	—	646
Investments and other assets	5,504	(561)	4,943

Total assets	$97,899	$(561)	$97,338

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$25,836	$—	$25,836
Accrued interest	2,475	—	2,475
Representation contract buyouts payable	5,245	—	5,245
Accrued employee-related liabilities	2,643	—	2,643

Total current liabilities	36,199	—	36,199
Long-term debt	99,000	—	99,000
Representation contract buyouts payable	3,627	—	3,627
Other noncurrent liabilities	2,393	—	2,393
Shareholders’ deficit:

4% Series A cumulative convertible preferred stock, $0.01 par value – 400,000 shares authorized, 118,598 and 114,037 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively (aggregate liquidation preference – $11,859)	1	—	1

Class A common stock, $0.01 par value – 20,000,000 shares authorized, 6,626,270 and 6,189,460 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	66	—	66

Class B common stock, $0.01 par value – 10,000,000 shares authorized, 4,225,871 and 4,058,699 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	42	—	42

Additional paid-in-capital	52,330	—	52,330
Accumulated deficit	(95,759)	(561)	(96,320)

Total shareholders’ deficit	(43,320)	(561)	(43,881)

Total liabilities and shareholders’ deficit	$97,899	$(561)	$97,338

INTEREP NATIONAL RADIO SALES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30, 2004
	As reported	Adjustment	Restated
Commission revenues	$18,556	$—	$18,556
Contract termination revenue	18,844	—	18,844

Total revenues	37,400	—	37,400

Operating expenses:
Selling expenses	15,964	—	15,964
General and administrative expenses	3,576	—	3,576
Depreciation and amortization expense	4,829	—	4,829

Total operating expenses	24,369	—	24,369

Operating income	13,031	—	13,031
Interest expense, net	2,634	—	2,634
Income on investment	—	37	37

Income before income taxes and cumulative change in accounting principle	10,397	37	10,434
Income taxes	35		35

Income before cumulative change in accounting principle	10,362	37	10,399
Cumulative change in accounting principle	—	(598)	(598)

Net loss	10,362	(561)	9,801
Preferred stock dividend	119	—	119

Net income (loss) applicable to common shareholders	$10,243	$(561)	$9,682

Basic and fully diluted income (loss) per share applicable to common shareholders	$0.94	$(0.05)	$0.89

INTEREP NATIONAL RADIO SALES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Nine month ended September 30, 2004
	As reported	Adjustment	Restated
Commission revenues	$56,077	$—	$56,077
Contract termination revenue	20,008	—	20,008

Total revenues	76,085	—	76,085

Operating expenses:
Selling expenses	46,614	—	46,614
General and administrative expenses	10,972	—	10,972
Depreciation and amortization expense	15,045	—	15,045

Total operating expenses	72,631	—	72,631

Operating income	3,454	—	3,454
Interest expense, net	7,952	—	7,952
Income on investment	—	37	37

(Loss) income before income taxes and cumulative change in accounting principle	(4,498)	37	(4,461)
Income taxes	227		227

(Loss) income before cumulative change in accounting principle	(4,725)	37	(4,688)
Cumulative change in accounting principle	—	(598)	(598)

Net loss	(4,725)	(561)	(5,286)
Preferred stock dividend	350	—	350

Net loss applicable to common shareholders	$(5,075)	$(561)	$(5,636)

Basic and fully diluted loss per share applicable to common shareholders	$(0.48)	$(0.05)	$(0.53)

INTEREP NATIONAL RADIO SALES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30, 2004
	As reported	Adjustment	Restated
Cash flows from operating activities:
Net loss	$(4,725)	$(561)	$(5,286)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,045	—	15,045
Income on investment	—	(37)	(37)
Cumulative change in accounting principle	—	598	598

Changes in assets and liabilities:
Receivables	5,900	—	5,900
Representation contract buyouts receivable	(578)	—	(578)
Prepaid expenses and other current assets	(93)	—	(93)
Other noncurrent assets	(202)	—	(202)
Accounts payable and accrued expenses	5,678	—	5,678
Accrued interest	(2,475)	—	(2,475)
Accrued employee-related liabilities	(670)	—	(670)
Other noncurrent liabilities	(1,487)	—	(1,487)

Net cash provided by operating activities	16,393	—	16,393

Cash flows from investing activities:
Additions to fixed assets	(817)	—	(817)
Increase in other investments	(5)	—	(5)

Net cash used in investing activities	(822)	—	(822)

Cash flows from financing activities:
Station representation contract payments	(5,289)	—	(5,289)
Gross borrowings on credit facility	21,650	—	21,650
Gross repayments on credit facility	(25,650)	—	(25,650)
Repayment of prior credit facility	—	—	—
Issuance of Class B common stock	1,080	—	1,080
Net borrowings on new credit facility, net of financing costs	—	—	—

Net cash used in financing activities	(8,209)	—	(8,209)

Net increase (decrease) in cash and cash equivalents	7,362	—	7,362
Cash and cash equivalents, beginning of period	7,661	—	7,661

Cash and cash equivalents, end of period	$15,023	$—	$15,023

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$10,146	—	$10,146
Income taxes	227	—	227
Non-cash investing and financing activities:
Station representation contracts acquired	$2,106	—	$2,106
Preferred stock dividend	350	—	350